Exhibit 5.1

Akerman LLP Three Brickell City Center 98 Southeast Seventh Street Suite 1100 Miami, FL 33131 T: 305 374 5600 F: 305 374 5095

August 31, 2022

HEICO Corporation

3000 Taft Street

Hollywood, Florida 33021

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to HEICO Corporation, a Florida corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (such registration statement is herein referred to as the “Registration Statement”), pursuant to which the Company is registering under the Securities Act of 1933, as amended (the “Act”), the resale of up to 576,338 shares (the “Shares”), of the Company’s Class A Common Stock (“Class A Common Stock”), issued pursuant to that certain Agreement and Plan of Merger, dated August 10, 2022 (the “Merger Agreement”), between and among the Company, SSI Merger Sub I Inc., Sensor Systems, Inc., Sensor Systems, Inc., Shareholder Representative Services LLC, Paula Sandling, as successor trustee of the Mary Elizabeth Bazer-Robin Living Trust of 1987, and Seymour Robin, as trustee of The Seymour Robin Living Trust of 1987. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act in connection with the filing of the Registration Statement. The Shares are to be offered by the selling securityholders on a delayed or continuous basis pursuant to Rule 415 under the Act as set forth in the prospectus forming a part of the Registration Statement (the “Prospectus”), as may be supplemented by one or more supplements to the Prospectus. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement, (ii) the Articles of Incorporation of the Company, as amended, as currently in effect; (iii) the Amended and Restated Bylaws of the Company, as currently in effect, (iv) the Merger Agreement, and (v) certain resolutions of the Board of Directors of the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing and subject to the limitations set forth below, we are of the opinion that the Shares, issued and paid for in accordance with the terms of the Merger Agreement, are duly and validly issued, fully paid and non-assessable shares of Class A Common Stock of the Company.

We express no opinion as to matters governed by laws of any jurisdiction other than Florida law. We neither express nor imply any obligation with respect to any other laws or the laws of any other jurisdiction or of the United States. For purposes of this opinion, we assume that the Shares will be offered and sold in compliance with all applicable state securities or blue sky laws.

HEICO Corporation

August 31, 2022

We assume no obligation to update or supplement this opinion if any applicable laws change after the date of this opinion or if we become aware after the date of this opinion of any facts, whether existing before or arising after the date hereof, that might change the opinions expressly so stated. We are opining only as to matters expressly set forth herein, and no opinion should be inferred as to any other matters. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement, other than as expressly stated herein with respect to the Shares.

This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this opinion letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto. We hereby further consent to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Akerman LLP